UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                  ___________________________________

                                 FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):

                             October 14, 2004


	                  HARRIS & HARRIS GROUP, INC.
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             (Exact name of registrant as specified in its charter)



	New York	          0-11576	                   13-3119827
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(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
of incorporation)                                          Identification No.)



                              111 West 57th Street
	                   New York, New York  10019
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                (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:      (212) 582-0900
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Item 1.01.	Entry into a Material Definitive Agreement

On October 14, 2004, Harris & Harris Group, Inc. (the
"Company") and Charles E. Harris, the Chief Executive
Officer and Chairman of the Board of Directors entered into an Amended and Restated Employment Agreement for the purpose of changing the termination date to be consistent with the date in the Company's Executive Mandatory
Retirement Benefit Plan.  The Amended and Restated
Employment Agreement is included as an exhibit to this Form
8-K.

On February 2, 2000, the Company and Mr. Harris executed the Deferred Compensation Agreement (the "Agreement") which stated that any deferred compensation payable under the Agreement would not be deemed salary or other compensation to Mr. Harris for the purpose of computing benefits under any pension plan. On March 20, 2003, the Company and Mr. Harris entered into Amendment No. 1 to the Agreement, at which time Mr. Harris voluntarily waived his right not to include any deferred compensation under the Agreement to be deemed salary or other compensation to him for purposes of the Company's Executive Mandatory Retirement Benefit Plan.
On October 14, 2004, the Company and Mr. Harris entered into Amendment No. 2 to Deferred Compensation Agreement
(the "Amended Agreement") which repealed Amendment No. 1. Based on the actuarial calculations performed as of December 31, 2003, we estimate the annual benefits to Mr. Harris to be $12,252 upon retirement. The text of the Amended Agreement is included as an exhibit to this Form 8-K.


Item 9.	  Financial Statements and Exhibits

      	(a)  Not applicable.

	(b)  Not applicable.

	(c)  Exhibits.


	Exhibit No.			Description

	10				Amended and Restated
					Employment Agreement dated
					October 14, 2004

	10				Amendment No. 2 to Deferred
					Compensation Agreement

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			SIGNATURES


      Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	October 15, 2004	HARRIS & HARRIS GROUP, INC.



      				By: /s/ Helene B. Shavin
				    -----------------------------
				    Helene B. Shavin
				    Vice President and Controller


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			EXHIBIT INDEX

Exhibit No.			Description

10				Amended and Restated Employment
				Agreement dated October 14, 2004

10				Amendment No. 2 to Deferred
				Compensation Agreement



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